Exhibit 10.30

                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is entered into as of the 1st day of November, 2000 (the "CONTRIBUTION DATE") by and between BOWLIN TRAVEL CENTERS, INC., a Nevada corporation (the "COMPANY"), and BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED, a Nevada corporation ("BOWLIN").

                                    RECITALS

     A. BOWLIN owns and operates both travel centers and outdoor advertising displays in the Southwestern United States. Under its travel centers business segment, BOWLIN owns or leases and operates fifteen full-service travel centers located along interstate highways in Arizona and New Mexico, which offer brand name food and gasoline and a variety of Southwestern merchandise to the traveling public (the "TRAVEL CENTERS BUSINESS").

     B. The Company was formed by BOWLIN on August 8, 2000, as a Nevada corporation and is a wholly owned subsidiary of BOWLIN.

     C. BOWLIN wishes to contribute the Travel Centers Business to the Company in exchange for which BOWLIN shall receive shares of common stock in the Company subject to the terms and conditions of this Agreement.

     D. BOWLIN and the Company intend to treat BOWLIN's contribution of the Travel Centers Business to the Company as a transfer of assets in return for control of the Company in accordance with Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE").

     E. BOWLIN is a party to an Agreement and Plan of Merger by and among BOWLIN, Lamar Advertising Company ("LAMAR"), and Lamar Southwest Acquisition Corporation, dated as of October 3, 2000 (the "MERGER AGREEMENT"), pursuant to which Lamar Southwest Acquisition Corporation will merge with and into BOWLIN (the "MERGER").

     F. Immediately prior to consummation of the Merger, BOWLIN intends to distribute its shares of the Company's common stock to BOWLIN's shareholders (the "SPIN-OFF").

     In  consideration   of  the  foregoing  and  the  mutual   representations,
warranties, covenants and agreements herein contained, BOWLIN and the Company agree as follows:

     All capitalized terms used herein shall have the meanings ascribed to them in Appendix A hereto.

                                   SECTION 1
                        CONTRIBUTION OF ASSETS BY BOWLIN

     1.1 CONTRIBUTION OF THE ASSETS.

         (a) Subject to the terms and conditions of this Agreement, on the Contribution Date, BOWLIN hereby assigns, transfers, and delivers to the Company, as a contribution, and in an "as is, where is" condition, all of the assets, properties, and business of every kind and description, wherever located whether real, personal, or mixed, tangible or intangible, owned or held, that are used primarily in the conduct of the Travel Centers Business by BOWLIN as the same shall exist on the Contribution Date (collectively, the "ASSETS), including without limitation, all assets and property shown on the Contributed Business Balance Sheet, and all right, title, and interest of BOWLIN in, to, and under:

         (i) The real property listed and described in SCHEDULE 1.1(A)(I) (the "REAL PROPERTY");

         (ii) The outdoor advertising faces and underlying structures listed and described in SCHEDULE 1.1(A)(II) (the "FACES");

         (iii) The machinery, equipment, furniture, vehicles, and other tangible property, other than Inventory (including, without limitation, maintenance and operating supplies, fuel, and spare parts for such machinery and equipment), used primarily in connection with the Travel Centers Business and listed and described in SCHEDULE 1.1(A)(III) (collectively, the "EQUIPMENT");

         (iv) The raw materials, finished goods, work-in-process, supplies, and inventories, used or usable primarily in connection with the Travel Centers Business (collectively, the "INVENTORY");

         (v) Those patents, copyrights, trademarks, trade names, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data, computer software programs, and other intangible property, and any applications for the same, used primarily in the Travel Centers Business (and the use of and any right in and to the name "BOWLIN") and described in SCHEDULE 1.1(A)(V) and all goodwill associated with such intangible property (collectively, the "INTANGIBLE PROPERTY");

         (vi) The leases of certain real property used or usable primarily in connection with the Travel Centers Business described in SCHEDULE 1.1(A)(VI), together with all fixtures, office equipment, furnishings, furniture, and other tangible property located at such property and (collectively, the "LEASED PROPERTY");

         (vii) All of BOWLIN's rights, claims, credits, causes of action, or rights of setoff against third parties relating solely to the Assets and the Travel Centers Business, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties (collectively, "CLAIMS");

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
         (viii)  Those  contracts,   agreements,  leases,  licenses,  and  other
instruments, arrangements and commitments being assumed by the Company pursuant to SECTION 1.3 of this Agreement (collectively, "RIGHTS");

         (ix) All certificates of occupancy and other transferable licenses, permits, registrations, authorizations, use agreements, orders, or approvals of governmental or quasi-governmental agencies and authorities (whether federal, state, local, municipal, or foreign) or private parties relating solely to the construction, use, operation, or enjoyment of the Travel Centers Business (collectively, "PERMITS");

         (x) All accounts receivable arising out of sales in the ordinary and usual course of the operation of the Travel Centers Business prior to the close of business on the Contribution Date (collectively, "RECEIVABLES");

         (xi) All transferable bonds or deposits made by BOWLIN or its predecessors in title (or its agents) with any governmental agency or authority or with any utility company or third party relating solely to the construction, use, operation, or enjoyment of the Assets;

         (xii) All prepaid rentals and other prepaid expenses for goods or services arising from payments made by BOWLIN prior to the close of business on the Contribution Date in the ordinary and usual course of the operation of the Travel Centers Business and related solely to the Assets;

         (xiii) Originals or copies of all books, records, files, and papers, whether in hard copy or computer format, used in the Travel Centers Business, including without limitation, engineering information, manuals and data, sales and advertising materials, sales and purchase correspondence, lists of present and former suppliers, and personnel and employment records and, with respect to information relating to any Tax, only information that is necessary for the preparation of Tax returns to be filed by the Company after the Contribution Date or the determination of the tax basis of the Assets (collectively, "FILES AND RECORDS");

         (xiv) All lists of present, and, to the extent available, future customers of the Travel Center Business and goodwill associated with the Assets; and

         (xv) All cash and other monetary assets attributable solely to the Travel Center Business and all bank accounts listed on Schedule 1.1(xv).

     1.2 CONVEYANCE INSTRUMENTS. In order to effectuate the contribution of the Assets and the assumption of the Assumed Liabilities by the Company, BOWLIN and the Company have, or will hereafter, execute and deliver, or cause to be executed and delivered, all such documents or instruments of assignment, transfer, or conveyance, in each case dated as of the Contribution Date (collectively, the "CONVEYANCE INSTRUMENTS"), necessary or appropriate to vest in or confirm title to the Assets to the Company.

         1.3 ASSUMED LIABILITIES. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties, covenants and agreements of the parties contained herein, the Company hereby assumes and agrees to pay, perform, discharge and fulfill the following liabilities and obligations (collectively, the "Assumed Liabilities"):

         (i) all of the liabilities and obligations set forth on Schedule 1.3, and

         (ii) any and all liabilities and obligations, whether known or unknown, absolute or contingent, arising before, on or after the Contribution Date and directly relating to (A) any of the Assets or (B) any act, event or occurrence involving the ownership or use of the Assets or the conduct of the Travel Centers Business by either BOWLIN or the Company.

     1.4 EXCLUDED LIABILITIES. Notwithstanding any provision of this Agreement or any Conveyance Instrument to the contrary, the Company is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of BOWLIN (or any predecessor owner of all or part of its business and assets) of whatever nature whether presently in existence or arising hereafter, and all such other liabilities and obligations shall be retained by and remain liabilities of BOWLIN (all of such liabilities and obligations not being assumed hereinafter referred to as the "EXCLUDED LIABILITIES").

                                   SECTION 2
                    EVENTS OCCURRING ON THE CONTRIBUTION DATE

     2.1 DELIVERIES BY BOWLIN AND THE COMPANY. Contemporaneously with the execution hereof, and subject to Section 4.1(a), each of BOWLIN and the Company has duly executed and delivered to the other the following:

         (a) The Conveyance Instruments to effect the contribution of the Assets to the Company and the assumption of the Assumed Liabilities by the Company;

         (b) A copy of the resolutions of its Board of Directors, certified by its Secretary, authorizing or ratifying its execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby;

         (c) A copy of its Articles of Incorporation certified as of a date within five (5) days of the Contribution Date by the Secretary of State (or equivalent official) of Nevada;

         (d) A certificate from the Secretary of State (or equivalent official) of Nevada as to its good standing in Nevada certified as of a date within five
(5) days of the Contribution Date; and

         (e) The executed counterpart copies of all consents, approvals, authorizations, and Permits, if any, from third parties referred to in SECTION 4.1(A) hereof.

     2.2 EFFECT OF CONTRIBUTIONS. In exchange for the transfer of the Assets to, and assumption of the Assumed Liabilities by, the Company, BOWLIN shall receive 4,582,348 shares of the common stock of the Company (equal to the total number of outstanding shares of common stock of Bowlin, on the Contribution Date).

                                   SECTION 3
                         REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF BOWLIN

         (a) ORGANIZATION. BOWLIN is a corporation which is duly organized, validly existing, and in good standing under the laws of Nevada, with the corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. The copies of the Articles of Incorporation and all amendments thereto of BOWLIN, as certified by the Secretary of State (or equivalent official) of Nevada, and the Bylaws, as amended to date, of BOWLIN, as certified by its Secretary and delivered to the Company, are true, complete, and correct copies of the Articles of Incorporation and Bylaws, as amended and presently in effect, of BOWLIN.

         (b) AUTHORITY. BOWLIN has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by BOWLIN of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors of BOWLIN; no other corporate proceedings on the part of BOWLIN or any other person or entity, whether pursuant to the Articles of Incorporation or Bylaws of BOWLIN or by law or otherwise, are necessary to authorize BOWLIN to enter into this Agreement or to consummate the transactions contemplated hereby; and this Agreement is the legal, valid, and binding obligation of BOWLIN.

         (c) NO VIOLATIONS. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby:

              (i)  Requires  any  filing  or  registration   with,  or  consent,
authorization, approval, or permit of, any governmental or regulatory authority on the part of BOWLIN;

              (ii) Violates or will violate (A) any order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority, or (B) to the knowledge of BOWLIN, violates or will violate any law of any governmental or regulatory authority to which BOWLIN or any of its properties or assets are subject;

              (iii) Violates or will violate, or conflicts with or will conflict with, any provision of, or constitutes a default under, the Articles of Incorporation or Bylaws of BOWLIN; or

              (iv) Except as set forth on Schedule 3.1(c), violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right to terminate, any mortgage, contract, agreement, deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which BOWLIN is a party or by which its properties may be bound, or (ii) will cause, or give any person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of BOWLIN which violation, breach, default, liability, or obligation, individually or in the aggregate, is or would be material to the business or financial condition of BOWLIN or the Travel Centers Business taken as a whole.

     3.2 REPRESENTATION AND WARRANTIES OF THE COMPANY

         (a) ORGANIZATION. The Company is a corporation which is duly organized, validly existing, and in good standing under the laws of Nevada, with the corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. The copies of the Articles of Incorporation and all amendments thereto of the Company, as certified by the Secretary of State (or equivalent official) of Nevada, and the Bylaws, as amended to date, of the Company, as certified by its Secretary and delivered to the Company, are true, complete, and correct copies of the Articles of Incorporation and Bylaws, as amended and presently in effect, of the Company.

         (b) AUTHORITY. The Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors of the Company; no other corporate proceedings on the part of the Company or any other person or entity, whether pursuant to the Articles of Incorporation or Bylaws of the Company or by law or otherwise, are necessary to authorize the Company to enter into this Agreement or to consummate the transactions contemplated hereby; and this Agreement is the legal, valid, and binding obligation of the Company.

         (c) NO VIOLATIONS. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby:

              (i)  Requires  any  filing  or  registration   with,  or  consent,
authorization, approval, or permit of, any governmental or regulatory authority on the part of the Company;

              (ii) Violates or will violate (A) any order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority, or (B) to the knowledge of the Company, violates or will violate any law of any governmental or regulatory authority to which the Company or any of its properties or assets are subject;

              (iii) Violates or will violate, or conflicts with or will conflict with, any provision of, or constitutes a default under, the Articles of Incorporation or Bylaws of the Company; or

              (iv) Except as set forth on Schedule 3.2(c), violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right to terminate, any mortgage, contract, agreement, deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which the Company is a party or by which its properties may be bound, or (ii) will cause, or give any person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of the Company which violation, breach, default, liability, or obligation, individually or in the aggregate, is or would be material to the business or financial condition of the Company or the Travel Centers Business taken as a whole.

                                   SECTION 4
                            COVENANTS OF THE PARTIES

     4.1 CONSENTS, PERMITS, ETC.

         (a) BOWLIN (i) has maintained in full force and effect and renewed, when required, all Permits, and (ii) has obtained, or will obtain at the earliest practicable date hereafter, all consents, approvals, governmental filings, authorizations, and Permits necessary for (A) the consummation of the transactions contemplated by this Agreement, and (B) the continued conduct of the Travel Centers Business by the Company after the Contribution Date as it is presently conducted by BOWLIN, and delivers herewith, or will deliver when obtained hereafter, to the Company copies of each such consent, approval, governmental filing, authorization, and Permit.

         (b) To the extent that any of the contracts, leases, agreements, Permits, plans, commitments, purchase orders, or other binding arrangements relating to the Assets cannot be assumed by or assigned to the Company without the consent of another party, and such consent has not been obtained as of the Contribution Date, each of the parties hereto agrees to cooperate with the other to obtain such consents. BOWLIN will promptly pay to the Company when received all monies received by BOWLIN under any such agreements.

     4.2 EMPLOYEE MATTERS.

         (a) Schedule 4.2 sets forth a list of the name, title, current annual compensation rate (including bonus and commissions) of each employee engaged primarily in the operation of the Bowlin Travel Centers Business (the "Travel Centers Business Employees") as well as any employment, consulting, employee confidentiality or similar agreements of each Travel Centers Business Employee.

         (b) The Company shall offer employment with the Company to each of the Travel Centers Business Employees on the same terms and conditions of employment as they currently enjoy under Bowlin. All such Travel Centers Business Employees who are offered employment by the Company and who accept such employment shall be collectively referred to as the "Transferred Employees."

         (c) Except as specifically provided for in this Agreement, the Company covenants and agrees to assume all responsibility and liability with respect to the accrued benefits (including any claims with respect to any medical benefits that were incurred but not reported prior to the Contribution Date) of the Travel Centers Business Employees (including any beneficiary or dependent thereof) under BOWLIN employee welfare benefit plans, employee pension benefit plans, and employee fringe benefit arrangements and any other liabilities or obligations relating to BOWLIN employee benefits or compensation (including accrued vacation and sick pay, if any), for periods ending on or prior to the Contribution Date.

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
         (d) On the Contribution Date, BOWLIN and the Company will enter into an amendment (the "401(K) AMENDMENT") to BOWLIN's 401(k) Plan (the "PLAN") whereby the Company will (i) expressly assume the obligation to maintain the Plan as successor employer, (ii) as soon as practicable after the closing of the Merger, cause the assets held in the Plan accounts of employees who remain employed by BOWLIN to be transferred from the Plan to The Lamar Savings and Profit Sharing Plan Trust, (iii) report the transfer of Plan assets to any employees and regulatory authorities as required by Applicable Law. The Company will execute any and all documents as needed for the 401(k) Amendment to comply with IRS requirements and will provide BOWLIN with copies of any IRS filings. The Company will provide a list of all participating employees to BOWLIN at Closing.
Contemporaneously with the closing of the Merger, BOWLIN will execute and deliver a participation termination to the administrator of the Plan terminating its participation in the Plan.

                                   SECTION 5
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     5.1 SURVIVAL. The representations, and warranties of BOWLIN contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith will not survive the Closing. The representations, warranties and covenants of the Company contained herein and the obligations of the Company arising under this Section 5, will survive indefinitely.

     5.2 INDEMNIFICATION BY THE COMPANY. (a) The Company and its successors and assigns, jointly and severally, hereby agree to indemnify and hold harmless BOWLIN, and upon consummation of the Merger, Lamar, and each of BOWLIN's and Lamar's directors, officers, shareholders, employees, Affiliates, successors and assigns (each a "BOWLIN INDEMNITEE") and will reimburse the Bowlin Indemnitees for, from and against:

         (a) any and all losses, liabilities, claims, demands, penalties, fines, settlements, damages, or expenses (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and professional advisors) (collectively, "LOSSES") incurred by any of the Bowlin Indemnitees:

              (i) arising under federal, state or local environmental laws and arising out of or in connection with the Travel Center Business or the ownership or operation of any of the Assets or Assumed Liabilities;

              (ii) resulting from any labor or employment dispute arising out of or in connection with the operation of the Travel Center Business or otherwise involving a Travel Centers Business Employee; and

              (iii) any attempt (whether or not successful) by any Person to cause or require Bowlin to discharge or pay any Assumed Liability, or otherwise arising out of or relating to any Assumed Liability.

         (b) any and all tax liabilities for which the Company provides indemnification to BOWLIN as set forth in the Tax Agreement between the Company and BOWLIN, dated as of the date of this Agreement and attached hereto as EXHIBIT A.

     5.3 CONTROL OF LITIGATION.

         (a) The BOWLIN Indemnitees agree to give prompt notice to the Company of the assertion of any third party claim, or the commencement of any third party suit, action, or proceeding in respect of which indemnity may be sought under SECTION 5.2 of this Agreement and of any Loss which any such Indemnitee deems to be reimbursable under SECTION 5.2 of this Agreement (specifying with reasonable particularity the basis therefore) and will give the Company such information with respect thereto as the Company may reasonably request; PROVIDED, HOWEVER, that the failure to give such notice by the Indemnitee shall not abrogate Indemnitee's rights hereunder unless such failure materially impairs the rights or ability of the Company to defend the suit, action or proceeding or to otherwise provide indemnification to the Indemnitee. The Company may, at its own expense, participate in and, upon notice to such Indemnitee, assume the defense of any such suit, action or proceeding, PROVIDED that the Company's counsel is reasonably satisfactory to such Indemnitee. The Company shall thereafter consult with such Indemnitee upon such Indemnitee's reasonable request for such consultation from time to time with respect to such suit, action, or proceeding, and the Company shall not, without such Indemnitee's consent, which consent shall not be unreasonably withheld, settle or compromise any such suit, action or claim. If the Company assumes such defense, such Indemnitees shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by the Company. In the event that the Company, within ten days after the notice of any such action or claim, does not assume the defense thereof, the Indemnitee will have the right to undertake the defense, compromise or settlement of any action, claim or proceeding for the account of the Company. For any period during which the Company has not assumed the defense thereof, the Company shall be liable for the fees and expenses of counsel employed by any Indemnitee. If the Indemnitees conduct the defense thereof, the Indemnitees shall consult with the Company upon the Company's reasonable request for such consultation with respect to such suit, action or proceeding and the Indemnitees shall not, without the Company's consent, which consent shall not be unreasonably withheld, settle or compromise any such suit, action or claim. Whether or not the Company chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         (b) The Company shall not be liable under SECTION 5.2 hereof with respect to any Loss resulting from a claim or demand the defense of which the Company was not offered the opportunity to assume to the extent the Company's liability under SECTION 5.2 hereof is materially prejudiced as a result thereof. No investigation by any BOWLIN Indemnitee or BOWLIN Indemnitee Affiliate prior to the Contribution Date shall relieve the Company of any liability hereunder.

     5.4 TRANSFER TAXES. The Company shall pay, or cause to be paid, all Taxes or recording fees imposed on any transfers by BOWLIN of real property and tangible and intangible personal property, including without limitation Intellectual Property, applicable to the transfers of the Assets contemplated by this Agreement and all sales and use Taxes applicable to transfers by BOWLIN of the Assets contemplated by this Agreement.

                                    SECTION 6
                                   ARBITRATION

     If any dispute arises out of this Agreement, the Company and BOWLIN shall, upon the request of either party, attend a meeting in Baton Rouge, Louisiana (or, if the Merger has not been consummated, in Albuquerque, New Mexico) to attempt a resolution of the dispute. If the Company and BOWLIN fail to resolve all differences at the end of the meeting, they will jointly request the American Arbitration Association to appoint an arbitrator in Baton Rouge, Louisiana (or, if the Merger has not been consummated, in Albuquerque, New Mexico) to settle the dispute in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. If either party fails to join in making a joint request for arbitration, then the other party may make the request unilaterally after giving ten days notice to the party refusing to join in the request for arbitration. The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof. The arbitrator(s) shall possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne by the losing party unless otherwise allocated by the arbitrator(s); PROVIDED, HOWEVER, that if the dispute is resolved by agreement of the Company and BOWLIN following the designation of an arbitrator, the Company and BOWLIN each will pay one-half of any costs and expenses of the arbitrator already designated. The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceedings, the parties shall continue to perform their respective obligations under this Agreement.

                                   SECTION 7
                            MISCELLANEOUS PROVISIONS

     7.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

     7.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party; PROVIDED, HOWEVER, that any such waiver may be made only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requests or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this SECTION 7.2, with appropriate notice in accordance with SECTION 7.7 of this Agreement.

     7.3 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any party may assign any of its rights hereunder but only with the consent of the other party hereto, which consent shall not be unreasonably withheld, but no such assignment shall relieve it of its obligations hereunder. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties, any successors and permitted assigns, any rights, remedy, or claim under or by reason of this Agreement or any provisions herein contained.

     7.4 FURTHER ASSURANCES. From time to time, at the request of BOWLIN or the Company and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as BOWLIN or the Company may reasonably request in order to consummate more effectively the transactions contemplated hereby. BOWLIN hereby constitutes and appoints, effective as of the Contribution Date, the Company and its successors and permitted assigns as the true and lawful attorney of BOWLIN with full power of substitution in the name of the Company or in the name of BOWLIN, but for the benefit of the Company, to collect for the account of the Company any items of Assets and to institute and prosecute all proceedings which the Company may in its reasonable discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Assets, and to defend or compromise any and all actions, suits, or proceedings in respect of the Assets. The Company shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof. The Company shall, in each instance, give notice to BOWLIN of its exercise of the power of attorney granted to it under this Section 7.4.

     7.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of New Mexico (without regard to its conflicts of law doctrines).

     7.6   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

     7.7 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     Prior to the Merger

         If to BOWLIN:       BOWLIN Outdoor Advertising & Travel Centers,
                               Incorporated
                             150 Louisiana NE
                             Albuquerque, NM  87108
                             Attention:  President

         with a copy to:     Squire, Sanders & Dempsey L.L.P.
                             40 North Central Avenue, Suite 2700
                             Phoenix, Arizona  85004
                             Attention:  Christopher Johnson

     After the Merger

         If to BOWLIN        Lamar Advertising Company
                             5551 Corporate Boulevard
                             Baton Rouge, Louisiana 70808
                             Attn: James R. McIlwain
                             Facsimile transmission no.: (225) 926-1005

         With a copy to:     Jones, Walker, Waechter, Poitevent Carrere
                             & Denegre, L.L.P.
                             Fifth Floor, Four United Plaza
                             8555 United Plaza Boulevard
                             Baton Rouge, Louisiana 70809-7000
                             Attn: Brad J. Axelrod

         If to the Company:  Bowlin Travel Centers, Inc.
                             150 Louisiana NE
                             Albuquerque, NM  87108
                             Attention:  President

         with a copy to:     Squire, Sanders & Dempsey L.L.P.
                             40 North Central Avenue, Suite 2700
                             Phoenix, Arizona  85004
                             Attention:  Christopher Johnson

     7.8 SPECIFIC PERFORMANCE. Each of the parties acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

     7.9 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.10 ENTIRE AGREEMENT. This Agreement, the Tax Agreement, and the exhibits, schedules and other documents and instruments referred to herein and therein, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     7.11 SEVERABILITY. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     7.12 EXHIBITS. All Exhibits and Schedules attached hereto are hereby incorporated in and made a part as if set forth in full herein.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS, INCORPORATED, a Nevada corporation


                                   /s/ Michael L. Bowlin
                                   ---------------------------------------------
                                   By:  Michael L. Bowlin
                                   Title: President and Chief Executive Officer



                                   BOWLIN TRAVEL CENTERS, INC., a Nevada
                                   corporation


                                   /s/ Michael L. Bowlin
                                   ---------------------------------------------
                                   By:  Michael L. Bowlin
                                   Its: President and Chief Executive Officer

                                   APPENDIX A

                                   DEFINITIONS

     For the purpose of this Agreement, the following terms have the following meanings:

     "AFFILIATE" means, with respect to any person, any person directly or indirectly controlling, controlled by, or under common control with such other person .

     "ASSETS" has the meaning ascribed to it in Section 1.1(a) of the Agreement.

     "ASSUMED LIABILITIES" has the meaning ascribed to it in Section 1.3 of the Agreement.

     "CLAIMS" means all rights, claims, credits, causes of action, or rights of setoff against third parties relating solely to the Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties and the Travel Centers Business.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONTRIBUTION DATE" means the date on which BOWLIN contributes the Assets to the Company and the Company assumes the Assumed Liabilities under the Agreement.

     "CONTRIBUTED BUSINESS BALANCE SHEET" means the balance sheet of BOWLIN, setting forth the assets, liabilities and shareholder's equity of the Travel Centers Business, dated as of the Contribution Date.

     "CONVEYANCE INSTRUMENTS" means all documents or instruments of assignment, transfer, or conveyance, in each case dated as of the Contribution Date as the parties and their respective counsel shall reasonably deem necessary or appropriate to vest in or confirm title to the Assets to the Company.

     "EQUIPMENT" means the machinery, equipment, furniture, vehicles, and other tangible property (including, without limitation, maintenance and operating supplies, fuel, and spare parts for such machinery and equipment) used in connection with the Travel Centers Business.

     "EXCLUDED LIABILITIES" means all liabilities and obligations of BOWLIN (or any predecessor owner of all or part of its business and assets) of whatever nature whether presently in existence or arising after the Contribution date, that are not Assumed Liabilities.

     "FACES" means the outdoor advertising faces and underlying structures owned or leased by BOWLIN on the Contribution Date and used solely in the Travel Centers Business.

     "FILES AND RECORDS" means originals or copies of all books, records, files, and papers, whether in hard copy or computer format, used in the Travel Centers Business, including without limitation, engineering information, manuals and data, sales and advertising materials, sales and purchase correspondence, lists of present and former suppliers, and personnel and employment records and, with respect to information relating to any Tax, only information that is necessary for the preparation of Tax returns to be filed by the Company after the Contribution Date or the determination of the tax basis of the Assets.

     "INDEMNITOR" means the Company, as obligated pursuant to Section 5.2.

     "INTANGIBLE PROPERTY" means those patents, copyrights, trademarks, trade names, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data, computer software programs, and other intangible property, and any applications for the same, used primarily in the Travel Centers Business (including use of and any right in and to the name "BOWLIN") and all goodwill associated with such intangible property.

     "INVENTORY" means the raw materials, finished goods, work-in-process, supplies, and inventories, with respect to the Travel Centers Business.

     "LEASED PROPERTY" means real property leased by BOWLIN and used primarily in the Travel Centers Business, together with all fixtures, office equipment, furnishings, furniture, and other tangible property located at such property.

     "LEASES" means all leases for the Leased Properties.

     "MERGER AGREEMENT" means the Agreement and Plan of Merger by and among BOWLIN, Lamar Advertising Company, and Lamar Southwest Acquisition Corporation, dated as of October 3, 2000.

     "PERMITS" means all certificates of occupancy and other transferable licenses, permits, registrations, authorizations, use agreements, orders, or approvals of governmental or quasi-governmental agencies and authorities (whether federal, state, local, municipal, or foreign) or private parties relating solely to the construction, use, operation, or enjoyment of the Travel Centers Business.

     "PERSON" or "PERSON" means an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

     "REAL PROPERTY" means the 15 travel centers owned by BOWLIN and the real property listed and described in SCHEDULE 1.1(A)(I)

     "RECEIVABLES" means all accounts receivable arising out of sales in the ordinary and usual course of the operation of the Travel Centers Business prior to the close of business on the Contribution Date.

     "RIGHTS" means those contracts, agreements, leases, licenses, and other instruments, arrangements and commitments being assumed by the Company with respect to the Assets pursuant to SECTION 1.3 of this Agreement.

     "SPIN-OFF" means the distribution by BOWLIN of its shares of the Company's common stock to the shareholders of BOWLIN.

     "TAX" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, or other tax, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax, or additional amount imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign), and (ii) liability for the payment of any amounts of the type described in (i) as a result of any express obligations to indemnify any other person.

     "TAX RETURN" i.e. means any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

     "TRAVEL CENTERS BUSINESS EMPLOYEES" means each employee engaged primarily in the operation of the Bowlin Travel Centers Business and set forth on Schedule 4.2.

     "TRANSFERRED EMPLOYEES" means all Travel Centers Business Employees who are offered employment by the Company and who accept such employment.

                                      A-3